Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

AUREUS GREENWAY HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price			Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(2)	457	(o)				$13,800,000	(1)	$0.0001476	$2,037
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457	(o)				$3,000,000		$0.0001476	$443
Total Offering Amounts							$				$2,480
Total Fees Previously Paid											—
Total Fee Offsets											—
Net Fee Due							$				$2,480

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.